FORM 10-K
Exhibit 10.33
LEASE AGREEMENT

This Lease Agreement (“Lease”), dated as of December 22, 2010, is made and entered into by Christensen Holdings, L.P., a California limited partnership, (“Landlord”) and Silicon Image, Inc., a Delaware corporation (“Tenant”).

1.           Demise.  In consideration of the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the “Premises”), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.           Premises.  The Premises demised by this Lease are approximately one hundred twenty-eight thousand one hundred fifty-four (128,154) rentable square feet of space, as shown on EXHIBIT A attached hereto, in that certain single story building (“Building”) at 1140 - 1154 East Arques Avenue, Sunnyvale, California, together with the non-exclusive right to use the Outside Areas (defined in Paragraph 43 below) of the Property (to the extent set forth in Paragraph 43 below) and parking set forth in Paragraph 44 below, in common with other tenants and occupants of the Property.  The Building and the adjacent building commonly known as 1130 East Arques Avenue, consisting of approximately thirty-five thousand five hundred fifty-two (35,552) rentable square feet (the “Adjacent Building”), constitute part of a larger office/research and development park commonly known as 1130-1198 East Arques, as more particularly shown on EXHIBIT B attached hereto, with a total building area of approximately 305,846 rentable square feet (collectively, the “Property”).

3.           Term.

(a)           Commencement Date.  The term of this Lease (“Term”) shall be seven (7) years commencing on the Commencement Date (defined below), unless sooner terminated and subject to any extension granted hereunder.  The “Commencement Date” of this Lease shall be the later of (i) March 1, 2011; or (ii) the date of substantial completion of the Tenant Improvements to be completed by Landlord pursuant to the terms of the Work Letter Agreement attached as EXHIBIT C.  For purposes of this Lease, the date of substantial completion shall be the date that all of the following has occurred:  (i) the Tenant Improvements are complete except for minor items of adjustment or repair of the type commonly found on an architect’s punchlist which would not materially interfere with Tenant’s use and enjoyment of the Premises; and (ii) the City of Sunnyvale has approved the Tenant Improvements in accordance with its building code, evidenced by its completion of a final inspection and written approval of such improvements as so completed in accordance with the building permit issued for the Tenant Improvements.  If Landlord cannot deliver possession of the Premises to Tenant with the Tenant Improvements substantially complete on or before March 1, 2011, this Lease shall not be void or voidable, nor shall Landlord, or Landlord’s Agents be liable to Tenant for any loss or damage resulting therefrom.  In such event, subject to the provisions of Paragraph 3(c), Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant with the Tenant Improvements substantially complete, and the expiration date of the Term shall be extended by the same number of days that Tenant’s possession of the Premises is delayed.  Notwithstanding the foregoing, if Landlord is unable to deliver possession of the Premises to Tenant with the Tenant Improvements substantially complete by August 31, 2011 for any reason other than a Tenant Delay, then Tenant shall have the right to terminate this Lease by delivery of written notice to landlord no later than September 15, 2011.  Tenant’s right to terminate this Lease as permitted herein shall be Tenant’s sole and exclusive remedy for Landlord’s inability to complete the Tenant Improvements by August 31, 2011, and Landlord shall have no liability to Tenant for any other damages or losses suffered or incurred by Tenant as a result thereof.

(b)           Commencement Date Memorandum.  When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum setting forth such date in the form shown in EXHIBIT D.

(c)           Tenant Delays.  If the Commencement Date has not occurred on or before March 1, 2011, due to the fault of Tenant, then, beginning on March 1, 2011 and continuing on the first day of each calendar month thereafter until the Commencement Date, Tenant shall pay to landlord the Base Rent set forth in Paragraph 4(a).  Delays “due to the fault” of Tenant (each, a “Tenant Delay”) shall include those caused by:

(i)           Tenant’s failure to furnish information to Landlord for the preparation of plans and drawings for the Tenant Improvements in accordance with the time periods provided in EXHIBIT C;

(ii)           Tenant’s request for special materials, finishes or installations which are not readily available provided that Landlord shall advise Tenant at the time of request whether the special materials, finishes or installations requested by Tenant are available and, if not available, what delay, if any, would result from the use of special materials, finishes or installations, and allow Tenant one (1) business day to revoke its request for such special materials, finishes or installations;

(iii)           Tenant’s failure to reasonably approve plans and working drawings in accordance with EXHIBIT C;

(iv)           Tenant’s changes in plans and/or working drawings after their approval by Landlord provided that Landlord shall advise Tenant at the time of Tenant’s request whether any delay will result from such changes and allow Tenant one (1) business days to revoke such changes;

(v)           Tenant’s failure to complete any of its own improvement work to the extent Tenant delays completion by the City of Sunnyvale of its final inspection and approval of the Tenant Improvements described in EXHIBIT C; or

(vi)           Interference with Landlord’s work caused by Tenant or by Tenant’s contractors or subcontractors provided that Landlord shall notify Tenant in writing of such interference and if Tenant cures such interference with one (1) business day from Tenant’s receipt of Landlord’s notice, there shall be no Tenant Delay.

(d)           Early Entry.  Tenant shall be permitted to enter the Premises on the next business day after this Lease has been fully executed, and Tenant has delivered to Landlord the certificate of insurance required under Paragraph 14(a) of this Lease, for the purposes of (i) constructing certain improvements to the Premises that have been approved by Landlord, (ii) installing Tenant’s furniture, fixtures and equipment in the Premises and otherwise preparing the Premises for Tenant’s occupancy, and/or (iii) commencing occupancy of the Premises, provided that Tenant’s early entry and/or occupancy does not interfere with the completion of the Tenant Improvements.  Such early entry and/or occupancy shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Rent, which shall commence on the Commencement Date.  Landlord shall have the right to impose such reasonable additional conditions on Tenant’s early entry and/or occupancy as Landlord shall deem appropriate, including limiting the area of the Premises to which Tenant has the right to access and/or occupy at any time during construction of the Tenant Improvements.  Tenant acknowledges that if Tenant elects to occupy a portion of the Premises during construction of the Tenant Improvements, Tenant’s use of the Premises and/or the operation of Tenant’s business may be disrupted by such construction.  Landlord and Tenant agree to cooperate with each other to minimize any interference that Tenant’s occupancy may cause to the completion of the Tenant Improvements.  Landlord shall no have no liability to Tenant, however, for any disruption or inconvenience that such construction may cause to Tenant’s business.

4.           Rent.

(a)           Base Rent.  Tenant shall pay to Landlord, in advance on or before the first day of each calendar month of the Term, without further notice or demand and without offset or deduction, the monthly installments of rent specified below (“Base Rent”):

Months of Term                                                      Base Rent

   1 through 6                                                          $0.00/month
   7 through 12                                               $108,931.00/month
 13 through 24                                               $113,288.00/month
 25 through 36                                               $117,820.00/month
 37 through 48                                               $122,532.00/month
 49 through 60                                               $133,280.00/month
 61 through 72                                               $143,532.00/month
 73 through 84                                               $153,785.00/month

Upon execution of this Lease, Tenant shall pay to Landlord the Base Rent for the seventh (7th) month of the Term and the Additional Rent for the first month of the Term and the Security Deposit hereafter set forth.

(b)
Additional Rent. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this paragraph, Tenant's proportionate share as specified below of the following items (collectively “Additional Rent”).  Tenant’s share shall be adjusted if at any time during the Term of this Lease, including any Option Period, if applicable, Tenant is leasing more or less than the original Premises leased by Tenant as of the date of this Lease.  As of the Commencement Date, Tenant’s proportionate share of the following items shall be based upon the entire 128,154 rentable square feet of the Building.

(1)
Taxes and Assessments.  Tenant shall pay as Additional Rent Tenant’s proportionate share of all real estate taxes and assessments applicable to the Property during the Term of this Lease (“Taxes and Assessments”), which shall be determined as provided below.  Taxes and Assessments shall mean any form of assessment, license, fee, tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is (i) determined by the area of the Premises, the Building or the Property, or any part thereof or the Rent and other sums payable hereunder by Tenant, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of Rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Premises, the Building or the Property, or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Premises, the Building or the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Premises, the Building or the Property, whether or not now customary or within the contemplation of the parties; or (v) surcharge against the parking area. Tenant and Landlord acknowledge that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of real property taxes for purposes of this Lease.  Assessments which Landlord has elected to pay in installments shall only have the installment for the year in question included in the Taxes and Assessments for such year, and if no such election is made by Landlord, then election for the longest election payment period available shall be deemed to have been made by Landlord and only the amount of the deemed installment plus reasonable interest on the amortized balance of the assessments shall be included in Taxes and Assessment for the year in question.

Landlord represents and warrants that the Building and other buildings within the Property are on a single tax parcel.  Accordingly, the Building shall be allocated a portion of the Taxes for the Property based upon:

(a)           the assessed value of the Building as indicated by the tax assessor’s records, plus

(b)           52.181% of the assessed value of the land, plus

(c)           Tenant’s proportionate share of any special assessments for the Property based on the total of the assessed value of (i) the Building, and (ii) the assessed value of the land allocated to the Building, compared to the total assessed value of the Property.

These determinations shall be made by Landlord from the respective valuations assigned in the assessor’s work sheet or such other information as may be reasonably available.  Landlord’s reasonable determination thereof, in good faith, shall be conclusive.  If the assessed value of the Building and/or the Property is increased by the inclusion therein of a value placed upon the personal property or improvements of the Tenant, and if Landlord pays the Taxes based on such increased assessment, then Tenant shall, upon demand, repay to Landlord the portion of such Taxes resulting from such increase in assessment.  If the Premises and any improvements installed therein by Tenant or Landlord are valued by the assessor disproportionately higher or lower than those of other tenants of the Property, Tenant’s share of Taxes shall be readjusted upwards or downwards accordingly, and Tenant agrees to such readjusted share.  Such determination shall be made by Landlord from the respective valuations assigned in the assessor’s work sheet or such other information as may be reasonably available.  Landlord’s reasonable determination thereof, in good faith, shall be conclusive.  Tenant’s share of property Taxes allocated above to the Building shall be the percentage determined by dividing the rentable area of the Premises by the total rentable area of the Building, which the parties agree shall be 100% as of the date of this Lease.

(2)
Insurance.  Tenant shall pay as Additional Rent all insurance premiums payable with respect to any insurance coverage maintained by Landlord for the Building, including premiums for special form coverage for the Building (including the cost of any earthquake insurance if Landlord elects to maintain such coverage or Landlord’s lender requires such coverage, such cost, however, not to exceed 150% of the cost of special form coverage for the Building during the same policy period), commercial general liability insurance, and any other insurance as Landlord deems reasonably necessary and that is generally carried by landlords on buildings in the Sunnyvale area that are reasonably comparable to the Building, and any deductibles paid under policies of any such insurance, provided that in no event shall the deductible payable under any special form policy of insurance exceed $50,000 per casualty (collectively, the “Insurance Costs”).  Tenant’s share of the Insurance Costs shall be the percentage determined by dividing the rentable area of the Premises by the total rentable area of the Building plus the Adjacent Building, which the parties agree shall be 78.28% as of the date of this Lease.

(3)
Outside Areas Expenses.  Tenant shall pay as Additional Rent Tenant’s proportionate share of all costs to operate, manage, maintain, repair, replace, supervise, insure (including provision of general liability insurance) and administer the Outside Areas,  including but not limited to watering, fertilizing, landscaping, tree work, spraying, plant and tree replacement, lighting, signage, repair and replacement of paving and sidewalks, drainage, fossil filters, P.I.V.’s, trash pickup and disposal, clean-up and sweeping; fire line and water therefore; and any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Outside Areas and/or the Property (collectively, the “Outside Area Expenses”).  Tenant’s share of the Outside Areas Expenses shall be that percentage determined by dividing the rentable area of the Premises by the total rentable area of all buildings on the Property, which the parties agree shall be 41.90% as of the date of this Lease.

(4)
Maintenance and Repair of Building.  Tenant shall pay as Additional Rent all costs to maintain and repair those portions of the Building to be maintained by Landlord (as provided in Paragraph 12(c) of this Lease), including any necessary replacement of components thereof, including but not limited to the roof coverings, the floor slabs, the exterior glass and the exterior walls (including the painting and crack sealing thereof) of the Building, all utility and plumbing systems, and fixtures and equipment located outside the Building and all costs associated with the maintenance, repair, installation, and replacement of Building alarm systems (if any) and fire detection systems, back flow systems and testing, fire line monitoring, washing and cleaning of exterior window and wall surfaces, and any alterations or improvements to the Building to comply with laws effective after Commencement Date, and any parking charges or other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any governmental authority or insurer in connection with the use or occupancy of the Building (collectively, the “Maintenance and Repair Costs”).  Notwithstanding the foregoing, the cost of any improvement or replacement to the Building under this subparagraph which has a useful life of more than five years and which costs in excess of $25,000.00, shall be amortized on a straight-line basis over its useful life, together with interest thereon at the rate of 8% per annum, and only the amortized portion of such cost and interest shall be included in costs recoverable by Landlord.  Furthermore, Maintenance and Repair Costs shall not include any costs to maintain the structural integrity of exterior or load-bearing walls (other than for painting or crack sealing), the Building foundation, and the structural components of the roof unless any such repairs or replacements are required as a result of the negligence or willful misconduct of Tenant, its agents, employees or invitees.

(5)
Management and Administration.  Tenant shall pay as Additional Rent, a management fee equal to three percent (3%) of the Base Rent (the “Management Fee”), which Management Fee shall cover Tenant’s share of the costs for management and administration of the Building and the Property, including a property management fee, accounting, auditing, billing, postage, employee benefits, payroll taxes, etc.

(c)	Payment of Additional Rent.

(1)
Upon execution of this Lease, Landlord shall submit to Tenant an estimate of the monthly Taxes and Assessments, Insurance Costs, Outside Area Expenses, Maintenance and Repair Costs, and Management Fees (collectively, the “Costs”) payable by Tenant for the period between the Commencement Date and December 31st of such calendar year.  Tenant shall pay such estimated Costs in advance on a monthly basis, commencing as of the Commencement Date and continuing thereafter on or before the first day of each month of the Term.  As of the seventh month of the Term, Tenant shall pay such estimated Costs concurrently with the payment of Base Rent.  Tenant shall continue to make such monthly payments until notified by Landlord of a change therein.  By March 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement showing the actual Costs due to Landlord for the prior calendar year, prorated from the Commencement Date during the first year.  If the total of the monthly payments of Costs that Tenant has made for the prior calendar year (or portion thereof during which this Lease was in effect) is less than the actual Costs chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within thirty (30) days after receipt of such statement from Landlord.  Any overpayment by Tenant of Costs for the prior calendar year shall be applied as a credit to Tenant.

(2)           The actual Costs for the prior calendar year shall be used as a basis of calculating Tenant’s monthly payment of the estimated Costs for the current year, subject to adjustment as provided above, except that in any year in which resurfacing of the parking area, exterior painting, or material roof repairs or other work are planned, Landlord may include the estimated cost of such work in the estimated monthly Costs.  Landlord shall make final determination of Costs for the year in which this Lease terminates as soon as possible after termination.  Tenant shall pay any amount due to Landlord in excess of the estimated Costs previously paid by Tenant within thirty (30) days after Tenant’s receipt of Landlord’s final statement, and, conversely, Landlord shall refund any overpayment to Tenant within thirty (30) days after Landlord’s determination, even though the Term has expired and Tenant has vacated the Premises.  Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant’s obligation to pay Costs or Landlord’s obligation to refund any Costs to Tenant as herein provided.

(b)           General Payment Terms.  The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder are referred to as the “Rent.” All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America.  Rent for any partial month during the Term shall be prorated for the portion thereof falling due within the Term based upon the actual number of days in any such partial month.

5.           Late Charge.  Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord’s designated agent within five (5) days after the date such Rent or other sum is due, then Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount, plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant’s late payment. Landlord’s acceptance of such late charges shall not constitute a waiver of Tenant’s default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.  Notwithstanding the foregoing, Tenant shall be entitled to one (1) grace period in any twelve (12) consecutive month period whereby Landlord shall provide Tenant written notice that any Rent is past due, and so long as Tenant pays to Landlord the amount due within five (5) days after Tenant’s receipt of Landlord’s notice, no late charge will be assessed for such late payment.

Initials:

Landlord:                         Tenant:
          By:  /s/Herman Christensen                                                            By: /s/ Camillo Martino
              Herman Christensen                   Camillo Martino, CEO
              Manager
                                        /s/ Noland Granberry
                                             Noland Granberry, CFO

6.           Security Deposit.

(a)           Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord the Security Deposit in the amount of Three Hundred Fifty Thousand Dollars ($350,000) as security for the full and faithful performance of each and every term, covenant and condition of this Lease.  Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant’s default in the payment of any Rent, (b) to repair damage to the Premises which is caused by Tenant, (c) to clean the Premises upon termination of this Lease (if Tenant has failed to surrender the Premises in the condition required under Paragraph 10 below), (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant’s default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default including without limitation, those damages provided for in California Civil Code Section 1951.2 and any successor statutes providing for damages in the event of the termination of a lease due to a default by the tenant thereunder, and those damages provided by other provision of applicable law now or hereafter in force or provided for in equity.  As a material part of the consideration given by Tenant to Landlord to induce Landlord to enter into this Lease, Tenant waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of the execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant, or to clean the Premises.  Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omissions of Tenant or Tenant’s officers, agents, employees, independent contractors or invitees.

(b)           Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant’s interest in this Lease.  If Landlord so uses or applies all or any portion of the Security Deposit during the Term of this Lease, within ten (10) days after written demand therefor Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant’s failure to do so shall be a default under this Lease.  No part of the Security Deposit shall be considered to be held in trust, to bear interest or another increment for its use, or to be prepayment for any moneys to be paid by Tenant under this Lease.  In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord’s successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

(c)           Notwithstanding the foregoing or anything to the contrary contained herein, on the fourth anniversary of the Commencement Date (the “Reduction Date”), the amount of the Security Deposit shall be reduced to Two Hundred Fifty Thousand Dollars ($250,000) provided that (i) Tenant is not then in Default under this Lease, (ii) Tenant’s balance sheet for the most recently reported quarter ending at least thirty (30) days prior to the Reduction Date (the “Applicable Quarter”) shows cash or equivalent assets (including short term investments) of at least $100,000,000, (iii) Tenant's current ratio (current assets to current liabilities) for the Applicable Quarter is greater than 1.5, and (iv) Tenant has delivered to Landlord the financial statements of Tenant for the immediately preceding fiscal year and for the Applicable Quarter and, if necessary, detailed calculations, demonstrating to Landlord's reasonable satisfaction that the conditions described in clauses (ii) and (iii) above have been satisfied.  If each of these conditions is satisfied, the balance of the original Security Deposit shall be returned to Tenant within thirty (30) days following the Reduction Date.

7.           Tenant Improvements and Building Improvements.  Landlord shall construct certain improvements to the Premises (“Tenant Improvements”) in accordance with the terms of the Work Letter Agreement attached to this Lease as EXHIBIT C.  In addition to the Tenant Improvements, Landlord shall construct at Landlord’s expense, up to a maximum cost to Landlord of $128,154.00 for design and engineering fees, permit fees and construction costs, certain improvements to the Building exterior of the main lobby entrance to upgrade the Building entrance (the “Building Improvements”).  The nature and extent of the Building Improvements shall be at the discretion of Landlord but reasonably acceptable to Tenant; provided, however, that if the cost of the Building Improvements exceeds $128,154.00, and Tenant is responsible for any additional cost, then Tenant shall have the right to approve or reduce the scope of the Building Improvements so that the cost thereof will not exceed $128,154.00.  Landlord shall construct the Tenant Improvements and the Building Improvements in good and workmanlike manner in compliance with applicable laws.

8.           Use of Premises.

(a)           Permitted Uses.  The Premises shall be used only for research and development, labs, manufacturing, warehouse, and general office and administration, to the extent permitted by governmental regulations.  No printed circuit board manufacture or wafer fabrication shall be permitted, or any activities involving Hazardous Materials, except that Tenant shall be permitted to use customary office products and cleansers and minor quantities of cleaners and solvents in connection with its business, but as to such cleaners and solvents subject to the prior written consent of Landlord, which shall not be unreasonably withheld.

(b)           Compliance with Governmental Regulations.  Tenant shall, at Tenant’s expense, faithfully observe and comply with all municipal, state and federal statutes, rules, regulations, ordinances, requirements, and orders (collectively, the “Legal Requirements”), now in force or which may hereafter be in force pertaining to the Premises or Tenant’s use thereof, including without limitation, any Legal Requirements pertaining to the installation of fire sprinkler systems or the removal of any asbestos placed on the Premises by Tenant, whether substantial in cost or otherwise.  Notwithstanding the foregoing, Tenant shall not be required to make any structural changes to the Premises or Building unless the requirement for such changes is imposed as a result of Tenant’s specific use of the Premises or any improvements or additions to the Premises that are made or proposed to be made at Tenant’s request.  Tenant shall also comply with all recorded covenants, conditions and restrictions affecting the Property (“Private Restrictions”) which are now or may hereafter be in force; provided that Landlord shall not create or consent to any future Private Restrictions that would materially affect Tenant’s use and enjoyment of the Premises or the Property.  Landlord represents and warrants that, to the best of its knowledge, there are no Private Restrictions recorded against the Property as of the date of this Lease which would materially affect Tenant’s use and enjoyment of the Premises or the Property.  If Landlord becomes aware of any proposed Private Restrictions which could impact Tenant’s use of the Premises and/or the Property for the purposes permitted under this Lease, Landlord shall so notify Tenant in writing and shall deliver to Tenant copies of the proposed Private Restriction.  The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such rule, regulation, ordinance, statute or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.  Notwithstanding the foregoing to the contrary, Tenant shall have no liability or responsibility (legally, financially or otherwise) for or with respect to any violations of, or non-compliance with, any Legal Requirements with respect to the Premises or the Property or any Private Restrictions if such violations or non-compliance exist as of the Commencement Date of this Lease, or if such violations or non-compliance were caused by some party other than Tenant or Tenant’s Agents or invitees.

9.           Acceptance of Premises.  Landlord shall deliver the Premises to Tenant on the Commencement Date in good clean condition, with all Building systems (including the heating, ventilating and air conditioning (“HVAC”), plumbing, and electrical systems), the foundation and structural elements of the Building, and the generator and generator fueling system in good working condition.  Subject to the foregoing, the warranty set forth in Paragraph 12(d) below, and to Landlord’s obligation to complete the Tenant Improvements in accordance with the Work Letter Agreement attached as EXHIBIT C, by execution hereof, Tenant accepts the Premises as suitable for Tenant’s intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition of the Premises or as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose.  Any damage to the Premises which is caused by Tenant’s move-in shall be repaired or corrected by Tenant, at its expense.

10.           Surrender.  Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired and repainted if damaged, all carpets shampooed and cleaned, all broken, marred or nonconforming acoustical ceiling tiles replaced with matching tiles, all interior sides of windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned, all to the reasonable satisfaction of Landlord.  Tenant shall remove from the Premises all of Tenant’s Personal Property and any Alterations that Landlord designates for removal pursuant to Paragraph 11(a) below (including the Courtyard Improvements, if applicable, but excluding the Tenant Improvements) and any other Alterations that Landlord designates for removal if such Alterations were not approved by Landlord, and repair any damage and perform any restoration work caused by such removal.  If Tenant fails to remove Tenant’s Personal Property and/or any Alterations that Tenant is required to remove, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account.  Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord.  If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and Landlord’s Agents against all loss or liability, including attorneys’ fees and costs, resulting from delay by Tenant in so surrendering the Premises.

Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of commercially reasonable standards for maintenance, repair and janitorial practices to the extent the same are Tenant’s obligations under this lease.  It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if commercially reasonable standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

11.           Alterations and Additions.

(a)           Tenant shall not make, or permit to be made, any alterations, additions or improvements (collectively, “Alterations”) to the Premises, or any part thereof, without the prior written consent of Landlord, such consent not to be unreasonably withheld.  Normal repair and maintenance work (including painting and re-carpeting) shall not be deemed to be an Alteration.  Landlord shall notify Tenant in writing of Landlord’s approval or disapproval of any proposed Alterations within ten (10) business days after Landlord’s receipt of reasonably detailed plans and specifications for the proposed Alterations.  Landlord’s notice shall also specify whether Tenant will be required to remove any such Alterations from the Premises at the expiration or sooner termination of this Lease.  Any Alterations to the Premises shall be at Tenant’s sole cost and expense, in compliance with all applicable Legal Requirements and requirements of Landlord, and in accordance with plans and specifications submitted in writing to Landlord and approved in writing.  Tenant agrees not to proceed to make such Alterations, notwithstanding consent from Landlord to do so, until ten (10) days after Tenant’s receipt of such written consent.

(b)           All Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fire extinguishers, lighting fixtures, ballasts, light globes, and tubes, hot water heaters, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures; provided, however, that any such Alterations (other than the Tenant Improvements) shall be subject to removal by Tenant at the expiration or sooner termination of this Lease as provided in Paragraph 11(a) above.  Notwithstanding the foregoing, Tenant shall be permitted to remove any telecommunications and computer-related equipment, including specialized flooring, cabling, and air conditioning equipment (installed by Tenant for the sole purpose of Tenant’s computers and servers) from the Premises if such equipment is paid for by Tenant and not included in a Tenant Improvement Allowance, so long as Tenant repairs any damage caused by such removal.

(c)           Subject to the provisions of Paragraphs 11(a) and 11(b) above, including without limitation, Landlords’ review and approval of plans and specifications for any such alterations or improvements, Tenant shall be permitted to construct certain alterations and improvements to the courtyard area of the Building, including connecting walk-ways between the wings of the Building to create an enclosed courtyard (the “Courtyard Improvements”).  If Landlord has so indicated at the time of Landlords’ approval of the Courtyard Improvements, Tenant shall remove the Courtyard Improvements at the expiration or sooner termination of this Lease and restore any portion of the Building and/or the Outside Area that is modified by the Courtyard Improvements to their condition existing as of the date of this Lease.   Tenant shall complete such restoration in a good and workmanlike manner in compliance with all applicable Legal Requirements.

12.           Maintenance of Premises.

(a)           Maintenance by Tenant.  Subject to the provisions of Paragraphs 12(c) and 12(d), throughout the Term Tenant shall, at its sole expense and at all times (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements, or the age of such portion of the Premises), (1) keep and maintain in good order, condition, and repair, and to repair and to replace the Premises, and every part thereof, including but not limited to glass, windows, window frames, door closers, locks, storefronts, interior and exterior doors and door frames, and the interior of the Premises, (excepting only those portions of the Building to be maintained by Landlord, as provided in Paragraph 12(c) below), (2) keep and maintain in good order and condition, repair, and replace all utility lighting, and plumbing systems, fixtures and equipment, including without limitation, electricity, gas, fire sprinkler and stand pipes, fire alarms, smoke detection, HVAC, water, and sewer, located in or on the Premises, and furnish all expendables, including fluorescent tubes, ballasts, light bulbs, paper goods and soaps, used in the Premises, (3) subject to Paragraph 16 hereof, repair all damage to the Building or the Outside Areas which is caused by the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees.  Tenant shall not do anything to cause any damage, deterioration or unsightliness to the Building and the Outside Areas.  Tenant shall maintain at all times during the Term of this Lease (including the Warranty Period (defined below)), at Tenant’s expense, a service contract for the maintenance and repair of the HVAC system serving the Building which meets the manufacturer’s recommendations therefor and which contract is approved by Landlord.  Landlord reserves the right to hire a licensed HVAC contractor to inspect annually the HVAC system.  If the HVAC contractor finds any deficiencies in the condition of the HVAC system, Tenant agrees to make all repairs and corrections within a reasonable period of time at Tenant’s expense, and after thirty (30) days notice pay the cost of the inspections by Landlord’s contractor.  If no deficiencies are found in the condition of the HVAC system, Landlord shall pay for the cost of the inspections.

(b)           Landlord's Right to Maintain and Repair at Tenant's Expense.  Notwithstanding the foregoing, Landlord shall have the right, but not the obligation, at Tenant’s expense, to enter the Premises with at least twenty-four (24) hours prior notice (except in the event of an emergency), to perform Tenant’s maintenance, repair and replacement work. Within thirty (30) days after invoice therefor from Landlord, Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with such maintenance, repair and replacement work. Landlord shall have the right to perform Tenant’s maintenance, repair and replacement work only if Tenant fails to take appropriate remedial action within ten (10) days after receiving written notice from Landlord specifying the nature of Tenant’s failure to comply with paragraph 12(a) of the Lease. Notwithstanding the foregoing, if Tenant’s failure to maintain, repair or replace as required by Paragraph 12(a) of the Lease creates an immediate danger of material further damage to the Premises, Landlord shall not be required to give the notice to Tenant set forth in the previous sentence.

(c)           Maintenance by Landlord.  .  Subject to the provisions of Paragraphs 21 and 22, Landlord shall, at Landlord’s sole cost and expense, maintain the structural integrity of the exterior walls, load-bearing walls, foundation, and roof of the Building, including any necessary repairs and replacements (provided, however, that Tenant shall be responsible for the cost of repairing any damage to that roof that is caused by Tenant’s installation of any HVAC or other equipment on the roof).  Subject to the provisions of Paragraphs 21 and 22, and further subject to Tenant’s obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant’s respective proportionate share of the cost and expense of the following items, Landlord shall repair and maintain the roof coverings (provided, however, that Tenant shall be responsible for the cost of repairing any damage to that roof coverings that is caused by Tenant’s installation of any HVAC or other equipment on the roof), the floor slabs, and the exterior walls of the Building (including any glass therein and including the painting thereof); the utility and plumbing systems (including fountain and sewer lines), fixtures and equipment located outside the Building; and the parking areas, landscaping, sprinkler systems, alarm system, sidewalks, driveways, curbs, and lighting systems in the Outside Areas.  Landlord’s obligation to maintain the exterior walls of the Building shall include maintaining the Premises in a weather-tight condition.  Landlord shall not, however, be obligated to repair minor settlement cracks in the walls or floors of the Premises.  Landlord shall not be required to repair or maintain conditions due to any act, negligence or omission of Tenant or its agents, contractors, employees or invitees.  Landlord’s obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance.  Tenant shall promptly report in writing to Landlord any defective condition known to Tenant that Landlord is required to repair.  All work by and for Landlord shall be performed during normal working hours and not on weekends, holidays, or after normal working hours at overtime, holiday, or premium pay.

(d)           Landlord’s Warranty.  Landlord shall warrant the good operating condition of the roof and the HVAC system serving the Building for the first one hundred eighty (180) days of the Term (“Warranty Period”).  Landlord’s warranty shall not, however, cover any damage to the roof or the HVAC system caused by the negligence or willful misconduct of Tenant, its agents, employees, contractors or invitees, which shall be repaired at Tenant’s sole expense, nor shall Landlord’s warranty relieve Tenant of its obligation to maintain a service contract for the HVAC system as provided in Paragraph 12(a) above or to pay for any periodic or routine maintenance of the HVAC system which may be required during the Warranty Period.  Subject to the foregoing limitation, Landlord shall make any repairs and/or replacements to the roof and/or the HVAC system that may be required during the Warranty Period at Landlord’s expense, and the cost of any such repairs and/or replacements shall not be included in Expenses.

(e)           Tenant's Waiver of Rights.  Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932 (l), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

13.           Landlord's Insurance.  Landlord shall maintain in force during the Term of this Lease special form insurance covering the Building for the full replacement cost thereof and, at Landlord’s option, earthquake coverage.  Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises of any insurer necessary for the maintenance of reasonable property damage and liability insurance covering Building and appurtenances.  Landlord may maintain “loss of rents” insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease.  The premium for such loss of rents insurance shall be Additional Rent as set forth in paragraph 4(b)(2).

14.           Tenant's Insurance.

(a)           Liability Insurance.  Tenant shall, at Tenant’s expense secure and keep in force a policy of commercial general liability insurance covering the Premises, insuring Tenant, and naming Landlord and its lenders as additional insureds, against any liability arising out of the use, occupancy or maintenance of the Premises.  The minimum limit of coverage of such policy shall be in the amount of not less than Two Million Dollars ($2,000,000) per occurrence and Three Million Dollars ($3,000,000) general aggregate, shall include an extended liability endorsement providing contractual liability coverage, and shall contain a severability of interest clause or a cross liability endorsement.  The limit of any insurance shall not limit the liability of Tenant hereunder.  No policy shall be cancelable or subject to reduction of coverage, without at least thirty (30) days prior written notice to Landlord, and loss payable clauses shall be subject to Landlord’s approval.  Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage with a Best’s Rating of A:X or better.  A certificate of insurance evidencing to Landlord’s reasonable satisfaction that such insurance is in effect shall be delivered to Landlord prior to the date that Landlord delivers possession of the Premises to Tenant, and thereafter whenever said policies are renewed or modified, and also whenever Landlord shall reasonably request.

(b)           Personal Property Insurance.  Tenant shall maintain in full force and effect during the Term of this Lease a policy or policies of special form insurance covering all of its furniture, fixtures, equipment and other personal property on the Premises, as well as the Personal Property described in Paragraph 46 of this Lease, for the full replacement cost thereof.  During the Term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the personal property so insured. Landlord shall have no interest in the insurance upon Tenant’s personal property and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant’s possessions.  Tenant shall furnish Landlord with a certificate evidencing to Landlord’s reasonable satisfaction that such insurance is currently in effect, and whenever required, shall satisfy Landlord that such policy is in full force and effect.

15.           Indemnification.

(a)           Tenant’s Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees, partners, members, shareholders, officers and directors (collectively “Landlord’s Agents”) against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (1) Tenant’s use of the Premises or the Building or from any activity done, permitted or suffered by Tenant or Tenant’s Agents or invitees in and about the Premises, the Building or the Property, and (2) any act, neglect, fault, willful misconduct or omission of Tenant, or Tenant’s Agents and invitees or from any breach or default in the terms of this Lease by Tenant, and (3) any action or proceeding brought on account of any matter in items (1) or (2).  If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord.  As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause whatsoever, except to the extent any such damage or injury is caused by the negligence or willful misconduct by Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease. The obligations of Tenant under this Paragraph 15 shall survive any termination of this Lease.  The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

(b)             Landlord’s Indemnification.  Landlord shall indemnify, defend and hold harmless Tenant and its agents, employees, partners, members, shareholders, officers and directors (collectively “Tenant’s Agents”) against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorneys’ fees) arising from (1) the negligence or willful misconduct of Landlord or Landlord’s Agents or invitees, or (2) any breach or default in the terms of this Lease by Landlord, and (3) any action or proceeding brought on account of any matter in items (1) and (2).  If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord’s expense by counsel reasonably satisfactory to Tenant.  The obligations of Landlord under this Paragraph 15 shall survive any termination of this Lease.

16.           Subrogation.  Subject to the approval of their respective insurance carriers, Landlord and Tenant hereby mutually waive any claim against the other during the Term for any loss or damage to any of their property located on or about the Premises, the Building or the Property (including the Premises, Building and Property) that is caused by or results from perils covered by insurance carried (or required to be carried pursuant to the terms of this lease) by the respective parties, to the extent of the proceeds of such insurance actually received with respect to such loss or damage, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers.  In the event either party’s insurance carriers refuse to permit a waiver of subrogation rights as contemplated in this Paragraph 16, such party shall promptly notify the other party of such refusal.  Nothing in this Paragraph 16 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

17.           Free from Liens.  Tenant shall keep the Premises and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or for Tenant hereby indemnifies and holds Landlord and its Agents harmless from all liability and cost, including attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant’s intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility.  If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord as Additional Rent for such amounts upon demand.  Such reimbursement shall include all costs incurred by Landlord including Landlord’s reasonable attorneys’ fees with interest thereon at the Interest Rate.

18.           Advertisements and Signs.  Subject to Tenant’s receipt of all necessary governmental approvals, Tenant shall be permitted to install and maintain, at Tenant’s sole cost and expense, (i) identification signage at the entry area(s) on the exterior of the Building pursuant to the Building’s master signage program with the City of Sunnyvale, and (ii) Tenant identification signage on the two monument signs in the Outside Area provided for tenants of the Building and the Adjacent Building.  Tenant shall be entitled to use the entire monument sign facing Miraloma and one-half of the monument sign facing Arques Avenue.  The size, design, materials and exact location of Tenant’s signage shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld.  Tenant shall not place or permit to be placed in, upon, or about the Premises or the Property any other signs, advertisements or notices without obtaining Landlord’s prior written consent or without complying with applicable law, and will not conduct, or permit to be conducted, any sale by auction on the Premises or otherwise on the Property. Tenant shall remove any sign, advertisement or notice placed on the Premises by Tenant upon the expiration of the Term or sooner termination of this Lease, and Tenant shall repair any damage or injury to the Premises, the Building or the Property caused thereby, all at Tenant’s expense. If any signs are not removed, or necessary repairs not made, Landlord shall have the right to remove the signs and repair any damage or injury to the Premises, the Building or the Property at Tenant’s sole cost and expense.

19.           Utilities.  Tenant shall contract directly with the appropriate utility provider for all water, gas, electricity, sewer, and refuse pickup for the Building.  Tenant shall be responsible for all telephone services, janitorial service and any other utilities and services furnished directly to and used by Tenant in, on or about the Premises during the Term, together with any taxes thereon, and shall promptly pay all charges for any such utilities and services as and when due.  Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the willful misconduct of Landlord.  In addition, Tenant shall not be entitled to any abatement or reduction of Rent by reason of such failure or interruption, no eviction of Tenant shall result from such failure or interruption, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure or interruption.  Notwithstanding the foregoing to the contrary, if any failure or interruption of utilities is caused by the negligence or willful misconduct of Landlord and such interruption or failure continues for more than one (1) business day, then Tenant shall be entitled to a proportionate abatement of Rent for the time and to the extent that such interruption or failure interferes with Tenant’s use of the Premises.

20.           Entry by Landlord.  Tenant shall permit Landlord and Landlord’s Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice of no less than twenty four (24) hours, (except in the case of an emergency, for which no notice shall be required), and subject to Tenant’s reasonable security arrangements, to inspect the same, to show the Premises to prospective purchasers or lenders or, during the last six (6) months of the Term, to prospective tenants, or to alter, improve, maintain and repair the Premises as required or permitted of Landlord under the terms hereof.  Landlord and Landlord’s Agents shall also be permitted to access the roof of the Building to maintain and repair the roof of the Building and any Building equipment located on the roof, including HVAC equipment, and no prior notice to Tenant shall be required for any such access.  In each instance, such entry or access by Landlord or Landlord’s Agents shall be without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the negligence or willful misconduct of Landlord or Landlord’s Agents).  Tenant shall permit Landlord to post notices of non-responsibility and ordinary “for sale” or “for lease” signs, provided that Landlord may post such “for lease” signs and exhibit the Premises to prospective tenants only during the six (6) months prior to termination of this Lease.  No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises.

21.           Destruction and Damage.

(a)           If the Building is damaged by fire or other perils covered by special form insurance, Landlord shall, at Landlord’s option:

(i)           In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Building, elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such destruction. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such total destruction.

(ii)           In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) or the Building for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Building may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the date of such destruction, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the Lease shall continue in full force and effect.  If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefor (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate.  In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the destruction occurs. If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date of such partial destruction.

(b)           If the Building is damaged by any peril not covered by special form insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Building and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Building, in which event this Lease shall terminate.  Landlord shall give Tenant written notice of its intention within sixty (60) days after the occurrence of such damage.  If Landlord elects not to restore the Building, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant’s ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

(c)           In the event of any damage or destruction to the Premises, the monthly installments of Base Rent shall be abated proportionately from the date of such damage or destruction until the Premises are repaired based upon the extent to which Tenant’s use of the Premises is impaired during the period of such repair or restoration, unless the damage was caused by the negligent or willful acts of omissions of Tenant, in which event there shall be abatement of Base Rent only to the extent of rental abatement insurance proceeds received by Landlord. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair or restoration.

(d)           If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only those portions of the Building and Premises which were originally provided at Landlord’s expense, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant shall promptly repair and restore, at Tenant’s expense, Tenant’s fixtures, improvements, alterations and additions in and to the Premises or Building which were not provided at Landlord’s expense.

(e)           Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased Premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 22 shall govern exclusively in case of such destruction.

22.           Condemnation.  If twenty-five percent (25%) or more of the Building or the parking area for the Premises is taken for any public or quasipublic purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a “Condemnation”), Landlord or Tenant may, at its option, terminate this Lease as of the date title vests in the condemning party. If the Building after any Condemnation and any repairs by Landlord would be untenantable for the conduct of Tenant’s business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. Tenant shall not because of such taking assert any claim against Landlord. Landlord shall be entitled to receive the proceeds of all Condemnation awards, (except separate awards for trade fixtures and relocation expense), and Tenant hereby assigns to Landlord all of its interest in such awards. If less than twenty-five percent (25%) of the Building or the parking area is taken, Landlord at its option may terminate this Lease. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially their same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Building (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, and any other applicable law now or hereafter enacted, are hereby waived by Landlord and Tenant.

23.           Assignment and Subletting.

(a)           Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees, agents and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld.  A change in control of Tenant shall constitute an assignment requiring Landlord’s consent to the transfer, on a cumulative basis, of more than fifty percent of the voting control of Tenant shall constitute a change in control for this purpose. When Tenant requests Landlord’s consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublet or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) cancel this Lease as of the commencement date stated in the proposed sublease or assignment in the event of an assignment of the Lease or a sublease of the entire Premises, (2) acquire from Tenant the interest, or any portion thereof, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld.  Within five (5) business days after Tenant’s receipt of Landlord’s notice of recapture, if applicable, Tenant may deliver to Landlord a written revocation of Tenant’s request for Landlord’s consent to the proposed assignment or sublease, in which event Tenant’s request for consent shall be deemed to have never been given and Landlord’s recapture right with respect to the proposed assignment or sublease shall terminate.

(b)           Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord may take into account the reputation and credit worthiness of the proposed assignee or subtenant, the character of the business proposed to be conducted in the Premises or portion thereof sought to be subleased, and the potential impact of the proposed assignment or sublease on the economic value of the Premises. In any event, Landlord may withhold its consent to any assignment or sublease, if (1) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 8(a) or (b) above or with any other lease to a tenant at the Property which restricts the use to which any space in the Building may be put, or (2) the proposed assignment or sublease requires unreasonable alterations, improvements or additions to the Premises or portions thereof.

(c)           If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent paid by the assignee or sublessee to Tenant, after deducting the costs of customary real estate commissions, tenant improvement cost or allowance, or reasonable attorneys’ fees, if any, actually incurred by Tenant in connection with any such assignment or sublease.  The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord’s prior written consent, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. Landlord’s collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment subletting, occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord’s consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

(d)           Notwithstanding the provisions of this Paragraph 23 to the contrary, Landlord's prior written consent shall not be required for, and Landlord shall not have the right to terminate this Lease pursuant to Paragraph 23(a) with respect to, an assignment or sublease to any company which controls, is controlled by, or is under common control with, Tenant; any entity resulting from a merger or consolidation with Tenant; or any person or entity which acquires substantially all of the assets of Tenant as a going concern of the business that is conducted at the Premises, provided that in each such instance Tenant gives Landlord written notice of any such assignment or sublease and, in the event of an assignment the assignee has equal or better financial strength and assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease.

(e)           Tenant shall pay Landlord’s reasonable fees, including a reasonable administration fee, not to exceed One Thousand Dollars ($1,000.00) per transaction, incurred in connection with Landlord’s review and processing of documents regarding any proposed assignment or sublease.

(f)           Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant’s ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or, use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Lease was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

24.           Tenant's Default.  The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)           The abandonment of the Premises by Tenant for a period of thirty (30) consecutive days;

(b)           Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period of ten (10) days after the same is due;

(c)           A general assignment by Tenant for the benefit of creditors;

(d)           The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant’s creditors, said involuntary petition remaining undischarged for a period of sixty (60) days;

(e)           Receivership, attachment, or other judicial seizure of substantially all of Tenant’s assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

(f)           Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment within the time periods and in the manner required by Paragraph 29 or 30 or 39.

(g)           An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 23, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord’s consent thereto;

(h)           Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 6 above;

(i)            Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs or this Paragraph 24, which shall be governed by such other Paragraphs), which failure continues for ten (10) days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion; and

(j)           Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease.  “Chronic delinquency” shall mean failure by Tenant to pay Rent, or any other payments required to be paid by Tenant under this Lease within (5) calendar days after written notice thereof for any three (3) months (consecutive or nonconsecutive) during any consecutive twelve (12) month period. In the event of a Chronic Delinquency, in addition to Landlord’s other remedies for Default provided in this Lease, at Landlord’s option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance.

Tenant agrees that any notice given by Landlord pursuant to Paragraph 24(b), (i) or (j) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

25.           Landlord's Remedies.

(a)           Termination. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(1)           the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus

(2)           the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(3)           the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(4)           any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, any costs or expenses reasonably and necessarily incurred by Landlord (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises; plus

(5)           such reasonable attorneys’ fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

(6)           at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the “worth at the time of award” is computed by allowing interest at an annual rate equal to ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption of relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default or Tenant hereunder.

(b)           Continuation of Lease. In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations).

(c)           Re-entry.  In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(d)           Reletting.  In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys’ fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any reasonable costs of such reletting; (4) to the payment of the costs of any reasonable alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses reasonably and necessarily incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

(e)           Termination. No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

(f)           Cumulative Remedies. The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

(g)           No Surrender. No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntarily or otherwise, shall not work a merger unless Landlord elects in writing that such merger takes place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant’s estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within (5) days after such surrender.

26.           Attorney's Fees.  If any legal action or proceeding, including arbitration and declaratory relief, is commenced for the purpose of enforcing any rights or remedies pursuant to this Lease, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorneys’ fees, as well as its costs of suit, in any such action or proceeding, whether or not such action is prosecuted to judgment.

27.           Taxes.  Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against personal property and trade or business fixtures of Tenant. If any alteration, addition or improvement installed by Tenant pursuant to paragraph 11, or any personal property, trade fixture or other property of Tenant, is assessed and taxed with the Property, Tenant shall pay such taxes to Landlord within fifteen (15) days after delivery to Tenant of a statement therefor.

28.           Effect of Conveyance.  The term “Landlord” as used in this Lease, means only the owner for the time being of the Property containing the Building, so that, in the event of any sale of the Property or the Building, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing from and after the transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Property or the Building has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

29.           Tenant's Estoppel Certificate.  From time to time, upon written request of Landlord, but not more than twice in any calendar year during the Term, Tenant shall execute, acknowledge and deliver to Landlord or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant’s right to use and occupy the Premises (or specifying such other agreements, if any): (f) that all obligations under this Lease to be performed by Landlord as of the date of such certificate have been satisfied (or specifying those as to which Tenant claims that Landlord has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (or stating exceptions thereto); (h) to the best of Tenant’s knowledge that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (1) month in advance (or stating exceptions thereto); (j) that security has been deposited with Landlord, stating the amount thereof; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Premises or by a purchaser of the Premises.  Any such certificate delivered pursuant to this Paragraph 29 may be relied upon by a prospective purchaser of Landlord’s interest or a mortgagee of Landlord’s interest or assignee of any mortgage upon Landlord’s interest in the Premises.  If Tenant shall fail to provide such certificate within ten (10) business days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord’s election, constitute a Default under this Lease, and Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee.

30.           Subordination.  Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust, and ground leases (collectively “Encumbrances”) that may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only that in the event of the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof (“Holder”) shall agree to recognize Tenant’s rights under this Lease as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant.  Within ten (10) days after Landlord’s written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination so long as such documents provide Tenant with commercially reasonable non-disturbance.  If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease.  Notwithstanding anything to the contrary set forth in this Paragraph 30, Tenant hereby attorns and agrees to attorn to any person or entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.  Landlord represents and warrants that, as of the date of this Lease, there are no Encumbrances recorded against the Property.

31.           Environmental Covenants.

(a)           As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commissions, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term “Hazardous Material” shall include all of those materials and substances defined as “hazardous materials” or “hazardous waste” in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

(b)           Tenant represents, warrants and covenants (i) that subject to the provisions of Paragraph 8(a) above Tenant will use and store in, on or about the Premises, only those Hazardous Materials that are necessary for Tenant to conduct its business activities on the Premises, (ii) that, with respect to any Hazardous Materials used, stored or disposed of by Tenant, Tenant shall comply with all applicable Legal Requirements relating to the storage, use, disposal or cleanup of Hazardous Materials, including, but not limited to, the obtaining of proper permits, and (iii) that neither Tenant nor Tenant’s Agents or invitees will dispose of any Hazardous Materials in, on or about the Premises under any circumstances.  Attached to this Lease as EXHIBIT E is a list of those Hazardous Materials that Tenant currently intends to use in its business operations at the Premises.  Tenant shall deliver an updated list of such Hazardous Materials to Landlord on a quarterly basis during the Term of this Lease (i.e., on or before January 1, April 1, July 1, and October 1 of each calendar year).  Landlord consents to Tenant’s use of the Hazardous Materials identified on EXHIBIT E provided that Tenant stores, uses and disposes of such Hazardous Materials in compliance with all applicable Legal Requirements.  Landlord’s consent to any new Hazardous Materials identified on any updated list provided by Tenant shall not be unreasonably withheld, delayed or conditioned.

(c)           Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant, Landlord or the Premises concerning Hazardous Materials and affecting the Premises or the Property. Tenant acknowledges that Landlord, as the owner of the Premises, shall have the right to negotiate, defend, approve and appeal, any action taken or order issued with regard to any Hazardous Materials by an applicable governmental authority.  Landlord shall immediately notify Tenant of any inquiry, test, investigation or enforcement proceeding against the Premises concerning any Hazardous Materials on the Premises.  Tenant shall pay Landlord’s cost of negotiating, defending or appealing any action or order issued with regard to any Hazardous Materials by an applicable governmental authority if Tenant or Tenant’s Agents or invitees caused such Hazardous Materials to come onto the Premises.

(d)           If the storage, use or disposal of any Hazardous Materials in, on or adjacent to the Premises by Tenant, Tenant’s Agents or invitees results in any contamination of the Premises, the Building or the Property (or the soil or surface, or groundwater under the property) (1) requiring remediation under any applicable Legal Requirements, or (2) at levels which are unacceptable to Landlord, in Landlord’s reasonable judgment, Tenant agrees to remediate said contamination.  Tenant further agrees to indemnify, defend and hold Landlord harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys’ fees and costs, arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection with any Hazardous Materials used, stored or disposed of by Tenant or Tenant’s Agents or invitees in, on or adjacent to the Premises.

(e)           Notwithstanding any other right of entry granted to Landlord under this Lease, Landlord shall have the right upon reasonable prior written notice (except in an emergency or in a situation where there is a danger of immediate further contamination, in which case no prior notice will be required) to enter the Premises or to have consultants enter the Premises throughout the Term of this Lease for the purpose of (1) determining whether the Premises are in conformity with any Legal Requirements pertaining to the environmental condition of the Premises, (2) conducting an environmental audit or investigation of the Premises for purposes of sale, transfer, conveyance or financing, (3) determining whether Tenant has complied with this Paragraph 31, (4) determining the corrective measures, if any, required of Tenant to ensure the safe use, storage and disposal of Hazardous Materials, and (5) removing any Hazardous Materials (except to the extent used, stored or disposed of by Tenant or Tenant’s Agents or invitees in compliance with applicable Legal Requirements).  Tenant agrees to provide access and reasonable assistance for such inspections.  Such inspections may include, but are not limited to, entering the Premises or adjacent property with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease.  To the extent such inspection disclose the presence of Hazardous Materials used, stored or disposed of other than in accordance with subparagraph (b) (ii) above, Tenant shall reimburse Landlord for the reasonable cost of such inspections within ten (10) days of receipt of a written statement thereof. If such consultants determine that the Premises are contaminated with Hazardous Materials used, stored or disposed of by Tenant or Tenant’s Agents or invitees, Tenant shall, in a timely manner, at its expense, remediate such Hazardous Materials in compliance with applicable Legal Requirements to the reasonable satisfaction of Landlord and any applicable governmental agencies.  In exercising Landlord’s inspection rights, Landlord and Landlord’s Agents shall use commercially reasonable efforts to minimize interference with Tenant’s use of the Premises.  The right granted to Landlord herein to inspect the Premises shall not create a duty on Landlord’s part to inspect the Premises, or liability of Landlord for Tenant’s use, storage or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith. Landlord shall be liable for the gross negligence or willful misconduct of Landlord or its agents, employees or consultants in conducting the aforementioned inspections.

(f)           Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste and any Hazardous Materials used, stored or disposed of by Tenant or Tenant’s Agents or invitees.

(g)           Tenant’s obligations under this Paragraph 31 shall survive termination of this Lease, and Tenant waives the statute of limitations, as to Landlord, applicable to any action brought hereunder.

(h)           Landlord hereby discloses to Tenant that the Premises and the Property are in an area in which contamination of soils or groundwater by Hazardous Materials may exist.  If Tenant desires more specific information regarding the existence or possible existence of contamination by Hazardous Materials of soils or groundwater of or beneath the Premises, the Property, or other real property in the general area of the Property, then Tenant shall investigate such matters.

(i)           If any Hazardous Materials are released in, on or under the Premises by Landlord or Landlord’s Agents or invitees, Landlord shall promptly remediate such Hazardous Materials in compliance with applicable Legal Requirements.  If the presence and/or remediation of any such Hazardous Materials materially interfere with Tenant’s use of the Premises, then Tenant shall be entitled to proportionate abatement of Rent for the time and to the extent of such interference.  If, however, the remediation of any such Hazardous Materials cannot be completed within one hundred eighty (180) days and the presence and/or remediation of such Hazardous Materials materially interferes with Tenant’s use of the Premises, then Tenant shall have the right to terminate this Lease by delivery of written notice to Landlord no later than thirty (30) days after the expiration of such 180-day period.

(j)           Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, liabilities, suits, causes of action, costs, expenses or fees, including reasonable attorneys’ fees and costs, arising out of or in connection with any remediation, cleanup work, inquiry or enforcement proceeding in connection with any Hazardous Materials located on, under or about the Premises or the Property as of the date of this Lease.

32.           Notices.  All notices and demands which may or are to be required or permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at the address for such addressee as specified herein, or to such other place as such party may from time to time designate in a notice to the other party given as provided herein. Notice shall be deemed given upon the earlier of actual receipt or the date on which delivery was attempted if Tenant refuses to receive.

33.           Waiver.  The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord on any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

34.           Holding Over.  Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord’s remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable.

35.           Successors and Assigns.  The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

36.           Time.  Time is of the essence of this Lease and each and every term, condition and provision herein.

37.           Brokers.  Landlord represents and warrants to Tenant that neither it nor its officers or agents not anyone acting on its behalf has dealt with any real estate broker except Cassidy Turley CPS and Tenant represents to Landlord that Cassidy Turley CPS is its sole real estate broker in such negotiations, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorney’s fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party.  Landlord shall pay a commission to Cassidy Turley CPS in accordance with a separate agreement.  No brokerage fee or commission shall be paid by Landlord on renewals of this Lease, or exercises of any options to extend the term under this Lease.

38.           Rules and Regulations.  Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operating of the Building and parking and other common areas. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant’s refuse and other rubbish at the sole cost and expense of Tenant. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations.  In the event of any conflict between the rules and regulations and this Lease, this Lease shall control.

39.           Mortgagee Protection.

(a)           Modifications for Lender.  If, in connection with obtaining financing for the Premises or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant’s rights or increase Tenant’s obligations under this Lease.

(b)           Rights to Cure.  Tenant agrees to give to any trust deed or mortgage holder (“Holder”), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this paragraph 39(b), whichever shall last occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

40.             Entire Agreement.  This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

41.             Construction.  This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect.

42.             Representations and Warranties of Tenant.  Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

(a)             Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

(b)             Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

43.             Outside Areas.

(a)             Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe, Tenant and Tenant’s employees, invitees, guests and customers shall have the nonexclusive right to use the access roads, parking areas, and facilities within the Property, exclusive of the Building and the other buildings on the Property, provided and designated by Landlord for the general use and convenience of all occupants of the Property, which areas and facilities are referred to herein at “Outside Area”. This right shall terminate upon the termination of this Lease.  Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Outside Area provided such modification does not reduce the number of parking spaces provided at the Property below the ratio of 3.5 parking spaces per 1,000 square feet of rentable building area.  Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Outside Area, the Building, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Building and the Property.  The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Tenant agrees to require its employees, executives, invitees, guests and customers to abide by such rules and regulations including parking regulations.

(b)           Landlord shall operate, manage and maintain the Outside Area, and landscaping and the surface of the exterior walls.  The manner in which the Outside Area shall be maintained shall be consistent with other comparable projects in the Sunnyvale area and the expenditures for such maintenance shall be at the discretion of Landlord.

(c)           No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain  outside of the Building, except with the prior written consent of the Landlord. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Property outside of the Building, unless approved by Landlord.

(d)           Tenant shall not use solid hard tires on any fork lifts or dollies on paved parking, truck loading or driveway areas, and in the event Tenant violates this provision, Tenant shall be responsible for the cost of resurfacing the entire damaged area.

44.           Parking.  Motor vehicle parking shall be non-exclusive, subject to reallocation by Landlord from time to time.  Landlord reserves the right to designate from time to time the parking spaces for vehicles of Tenant and its guests and invitees.  Tenant shall have the right to a total parking allocation equal to 3.5 parking spaces for every 1,000 rentable square feet of the Premises.  Tenant acknowledges, however, that the foregoing parking allocation will be reduced if Tenant elects to construct any modifications to the Building courtyard as described in Paragraph 11(c) of this Lease.  Tenant agrees that Landlord shall have no responsibility for policing these parking spaces or seeing that they are used exclusively by Tenant’s employees, guests, or invitees.  Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles, or the trucks or other vehicles of others in driveways or adjacent to loading areas as to interfere in any way with the use of such areas, nor shall Tenant at any time park or permit the parking of Tenant vehicles or trucks, or the vehicles or trucks of Tenant’s suppliers or invitees in any portion of the parking areas not designated by Landlord for such use by Tenant.  Tenant shall not park or permit to be parked inoperative vehicles or equipment on any portion of the Outside Area and agrees that no vehicle will be parked on the Outside Area for longer than seventy-two (72) hours.

45.             Right of First Refusal to Lease Adjacent Building.  Provided that Tenant is not in Default at the time of exercise, during the initial Term of this Lease Tenant shall have a one-time right of first refusal to lease the Adjacent Building on the following terms and conditions:  If at any time during the initial Term of this Lease, Landlord receives or provides a bona fide offer to lease the Adjacent Building on terms and conditions acceptable to Landlord, as evidenced by a letter of intent or other written offer, Landlord shall notify Tenant of the terms of such third-party offer (“Landlord’s Notice”).  Tenant shall have seven (7) days after receipt of Landlord’s Notice to notify Landlord in writing of Tenant’s election to lease the Adjacent Building on the terms stated in Landlord’s Notice.  If Tenant notifies Landlord within such seven-day period of Tenant’s desire to lease the Adjacent Building on the terms stated in Landlord’s Notice, then, at Landlord’s election, Landlord and Tenant shall either enter into an amendment to this Lease adding the Adjacent Building to the Premises and modifying the Base Rent and any other terms affected by the lease of the Adjacent Building, or Landlord and Tenant shall enter into a separate lease for the Adjacent Building on the same terms and conditions set forth herein, as such terms may be modified by the terms set forth in Landlord’s Notice.  If Landlord elects to enter into a separate lease for the Adjacent Building then such lease shall contain a cross-default provision and this Lease shall be amended to include a similar cross-default provision so that a Default by Tenant under either lease shall constitute a Default under the other.  If, however, Tenant fails to notify Landlord of Tenant’s election to lease the Adjacent Building within such seven-day period or, if Landlord and Tenant, through no fault of Landlord, fail to execute either an amendment to this Lease or a separate lease for the Adjacent Building within thirty (30) days after the date of Tenant’s notice to Landlord, Tenant shall be deemed to have waived its right to lease the Adjacent Building and Landlord shall have the right to lease the Adjacent Building to the third party, or any other party, on substantially the terms stated in Landlord’s Notice without further notice to Tenant.

46.             Tenant’s Right to Use Personal Property.  During the Term of this Lease, Tenant shall have the right to use, for no additional charge hereunder, all of the workstations, chairs, tables, and other personal property, if any, located in the Premises as of the date of this Lease (collectively, the “Personal Property”).  Landlord makes no representations and warranties of any kind with respect to the Personal Property.  Specifically, Landlord makes no representations or warranties concerning the condition of the Personal Property or its fitness for any particular purpose and Tenant hereby accepts the Personal Property in its current, AS IS condition.  Tenant shall use the Personal Property only for the purposes for which the Personal Property was intended.  Tenant shall keep and maintain the Personal Property in good condition and repair.  Tenant shall not remove any of the Personal Property from the Premises at any time prior to the expiration of the forty-eighth (48th) month of the Term.  The Personal Property shall remain the property of Landlord until the expiration of the forty-eighth (48th) month of the Term, subject to Tenant’s right to use the Personal Property on the terms and conditions stated herein.  In no event shall Tenant pledge the Personal Property or Tenant’s rights hereunder as security for any loan or financing prior to such date.  Upon the expiration of the forty-eighth (48th) month of the Term, the Personal Property shall become the property of Tenant and Landlord shall, at Tenant’s request, execute and deliver to Tenant a bill of sale for the Personal Property formally transferring all right, title and interest of Landlord in and to the Personal Property to Tenant. Upon the expiration of this Lease, Tenant shall remove the Personal Property from the Premises.

47.             Option to Extend.

(a)             Option Term.  Provided that Tenant is not in Default hereunder, either at the time of exercise or at the time the extended Term commences, Tenant shall have the option to extend the initial Term of this Lease for one (1) additional period of five (5) years, an “Option Period” with respect to all of the Premises, on the same terms, covenants and conditions provided herein, except that (i) the Option Period Base Rent due hereunder shall be ninety-five percent (95%) of the then fair market rental value of the Premises, as determined pursuant to Paragraph 47(b), and (ii) no commission shall be owed or paid to Tenant’s broker in connection with the Option Period or any other extension of the Term of this Lease.   Tenant shall exercise its option, if at all, by giving Landlord written notice (the “Option Notice”) at least two hundred seventy (270) days but not more than three hundred sixty (360) days prior to the expiration of the initial Term of this Lease.

(b)             Option Period Rent.

(1)             The “then fair market rental value of the Premises” shall be defined to mean the fair market rental value of the Premises as of the commencement of the Option Period in question, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Premises, and the rent for comparable buildings located in Sunnyvale, and shall be determined as follows.  The parties shall have thirty (30) days after Landlord receives the Option Notice within which to agree on the then fair market rental value of the Premises.  If the parties so agree within said period, they shall immediately execute an amendment to this Lease stating the Base Rent for the Option Period in question based upon ninety-five percent (95%) of the then fair market rental value of the Premises.  If the parties are unable to so agree within said period then the then fair market rental value of the Premises shall be determined in accordance with Paragraph 47(b)(2).

(2)             Within seven (7) days after the expiration of the thirty (30) day period set forth in Paragraph 47(b)(i), each party, at its cost and by giving notice to the other party, shall appoint an independent real estate appraiser with at least five (5) years’ full-time commercial appraisal experience in the area in which the Premises are located to determine the then fair market rental value of the Premises for the applicable Option Period.  If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the then fair market rental value of the Premises.  If the two (2) appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to determine the then fair market rental value of the Premises.  If they are unable to agree within thirty (30) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) appraisers are given to determine the then fair market rental value of the Premises.  If they are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days' notice to the other party, can apply to the Santa Clara County Superior Court, for the selection of a third appraiser who meets the qualifications stated in this paragraph.  Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee.  The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine the then fair market rental value of the Premises for the Option Period in question.  If a majority of the appraisers are unable to do so within said period of time, the three (3) appraisals shall be added together and their total divided by three (3); the resulting quotient shall be deemed to be the then fair market rental value of the Premises.  If, however, the low appraisal and/or the high appraisal are/is more than ten percent (10%) lower or higher, respectively, than the middle appraisal, then the low appraisal and/or the high appraisal, respectively, shall be disregarded.  If only one appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2); the resulting quotient shall be deemed to be the then fair market rental value of the Premises.  If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, then only the middle appraisal shall be used as the result of the appraisal.  After the fair market rental value of the Premises has been determined, the appraisers shall immediately notify the parties and the parties shall amend this Lease to set forth the Base Rent for the Option Period based upon ninety-five percent (95%) of the then fair market rental value of the Premises.

(c)           Rights Personal to Tenant.  The option to extend the Term set forth herein is personal to Silicon Image, Inc. and its Permitted Transferees and shall not be transferred or assigned to any third party; provided, however, that if the net worth of an assignee then in possession of the Premises is equal to or greater than the net worth of Silicon Image, Inc. as of the date of exercise of an option to extend the Term pursuant to Paragraph 47(b), then the option may be exercised by such assignee.

48.           Interest on Past Due Obligations.  Any Base Rent or Additional Rent due Landlord hereunder, other than late charges, not received by Landlord within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 10% per annum, but not exceeding the maximum rate allowed by law (the “Interest Rate”), in addition to the late charge provided for in Paragraph 5.

 49.           Confidentiality.  Except as required by applicable law, the Securities and Exchange Commission regulations, or any securities listing agency rules or requirements, Landlord and Tenant each agree to keep the terms and conditions of this Lease confidential and neither party shall disclose any such terms to a third party without the prior written consent of the other, provided, however, that the foregoing shall not prohibit Tenant from presenting a copy of this Lease to a prospective assignee, sublessee, lender or purchaser nor shall it prohibit Landlord from presenting a copy of this Lease to a prospective lender or purchaser of the Building or the Property.

50.           Tenant’s Remedy.  If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Property and out of Rent or other income received by Landlord from the Property or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Property, and neither Landlord nor its Agents shall be liable for any deficiency.

Landlord and Tenant have executed and delivered this Lease as of the date first hereinabove set forth.

LANDLORD:
Christensen Holdings, L.P., a California
limited partnership
By: The Christensen Company, LLC, a
       California limited liability company,
       General Partner
       By:  /s/ Herman Christensen, Jr.
                     Herman Christensen, Jr.
       Date: January 6, 2011
       Its: Manager
TENANT: Silicon Image, Inc., a Delaware corporation By: /s/Camillo Martino Camillo Martino, CEO Date: January 6, 2011 By: /s/Noland Granberry Noland Granberry, CFO Date: January 6, 2011

EXHIBIT A [ THE PREMISES]

EXHIBIT B [ THE PROPERTY]

EXHIBIT C

WORK LETTER AGREEMENT

In connection with Tenant Improvements to be installed on the Premises, the parties hereby agree as follows:

1. Plans and Specifications for Office Improvements.  Landlord and Tenant have approved that certain demolition plan and floor plan for the office improvements to be completed in the Premises (the “Office Improvements”), which demolition plan and floor plan were prepared by jcaARCHITECTS, INC. as of November 30, 2010, and copies of which are attached hereto as Exhibit C-1 (collectively, the “Space Plan”).  Landlord shall prepare final working architectural and engineering plans and specifications for the Office Improvements to be constructed on the Premises based upon the approved Space Plan (“Final Plans and Specifications”).  Landlord shall submit the Final Plans and Specifications to Tenant for Tenant’s review and approval.  Within five (5) business days after receipt of the Final Plans and Specifications, Tenant shall notify Landlord of Tenant’s approval or disapproval thereof, specifying in reasonable detail the basis for Tenant’s disapproval, if applicable.  If, within such five (5) business day period, Tenant notifies Landlord of any changes or corrections to be made to the Final Plans and Specifications, Landlord shall have five (5) business days to notify Tenant of Landlord’s approval or disapproval thereof.  If Landlord approves such changes and/or corrections, Landlord shall, within such five (5) business day period, revise the Final Plans and Specifications accordingly and re-submit the Final Plans and Specifications to Tenant for Tenant’s final approval.  If Landlord disapproves such changes and/or corrections, Landlord shall, within such five (5) business day period, notify Tenant in writing of the basis for Landlord’s disapproval and thereafter the parties shall meet promptly to attempt to resolve any disagreement.  If, however, Tenant fails to notify Landlord of Tenant’s approval or disapproval of the Final Plans and Specifications within five (5) business days after Tenant’s receipt of the same, the Final Plans and Specifications shall be deemed approved in the form delivered to Tenant.  Following final approval of the Final Plans and Specifications by Landlord and Tenant, Landlord shall submit the Final Plans and Specifications to the City of Sunnyvale for plan checking and a building permit.

2. Market Ready Improvements.  In addition to the Office Improvements, Landlord shall complete the following improvements to the Premises: (a) install new Building-standard carpeting throughout the Premises; (b) paint all interior walls within the Premises; (c) install new 2’ x 4’ ceiling grid and ceiling tiles throughout the Premises with new overhead lighting; (d) install up to ten (10) fixed skylights in the ceiling (collectively, the “Market Ready Improvements”).  The Market Ready Improvements and the Office Improvements are referred to collectively in this Lease as the “Tenant Improvements.”

3. Landlord to Construct Tenant Improvements.  Following approval of the Final Plans and Specifications, and Landlord’s receipt of a building permit for the Tenant Improvements, Landlord shall enter into a construction contract with a licensed general contractor (“General Contractor”) for installation of the Tenant Improvements in accordance with the Final Plans and Specifications.  Landlord shall cause construction of the Tenant Improvements to be completed in a good and workmanlike manner in compliance with (i) the Final Plans and Specifications approved by Landlord and Tenant, (ii) all applicable laws, and (iii) the building permit issued by the City of Sunnyvale for such construction.

4. Tenant Improvements Cost.

(a) Except as set forth herein, Landlord shall pay all costs associated with the design, permitting and construction of (i) the Market Ready Improvements; and (ii) the Office Improvements set forth in the Space Plan, up to a maximum cost of $1,281,540.00 with respect to the Office Improvements (the “Office Improvement Maximum”).  Tenant shall pay the following costs in connection with the Tenant Improvements: (x) any costs associated with the design, permitting or construction of the Office Improvements set forth in the Space Plan, including any such costs resulting from any Change Orders requested by Tenant or any such costs resulting from Tenant Delays (as defined in Paragraph 3(d) of the Lease), that are in excess of the Office Improvement Maximum, and (y) any increase in the cost of construction of the Market Ready Improvements resulting from any Tenant Delays.  If Landlord and Tenant agree on any Change Orders requested by Tenant as provided in Section 5 below, Landlord shall furnish Tenant with an invoice specifying the estimated increase in the cost of the Tenant Improvements resulting therefrom, and Tenant shall pay such estimated increase to Landlord within thirty (30) days thereafter if the total costs of the Office Improvements, Change Orders and any Tenant Delays exceed the Office Improvement Maximum.

(b)           If Landlord anticipates that the total cost of designing, permitting and constructing the Office Improvements shown on Final Plans and Specifications will exceed the Office Improvement Maximum, Landlord shall cause General Contractor to prepare and deliver to Landlord and Tenant a final pricing for construction of the Office Improvements based upon the Final Plans and Specifications (“Final Pricing”), taking into account any modifications which may be required to reflect changes in the Final Plans and Specifications which may required by the City of Sunnyvale.  Landlord shall deliver the Final Pricing, including a line item detailed breakdown, to Tenant for Tenant’s review and approval.  The Final Pricing shall include the General Contractor’s overhead and profit and general conditions which includes supervision and clean-up during construction, including final clean-up.  Tenant shall, within ten (10) business days after receipt of the Final Pricing, notify Landlord in writing of Tenant’s approval or disapproval of the Final Pricing, which will include specific terms objected to and the reasons therefor, if applicable.  If Tenant disapproves the Final Pricing, Landlord and Tenant will promptly meet to discuss modifications to the Final Plans and Specifications and the Final Pricing.

5. Change Requests.  No revisions to the approved Final Plans and Specifications shall be made by either Landlord or Tenant unless approved in writing by both parties.  Any request by Tenant or Landlord for a change in the Office Improvements after final approval of the Final Plans and Specifications by Landlord and Tenant (a “Change Request”) shall be presented to the non-requesting party in writing and shall be accompanied by all information necessary to clearly identify and explain the proposed change.  As soon as practicable after receipt of such Change Request from Tenant, Landlord shall notify Tenant in writing of the estimated cost of such Change Request as well as the estimated increase in construction time caused by the Change Request, if any.  Tenant shall approve or disapprove such estimates in writing within three (3) business days after receipt of Landlord’s notice.  Upon receipt of such written approval, Landlord shall be authorized to cause General Contractor to proceed with implementation of the Change Request.  If Tenant disputes such estimates, or fails to approve in writing such estimates within such three (3) business day period, Landlord shall not be required to proceed with such Change Request, and all costs incurred by Landlord or General Contractor in preparing such estimates shall be included in the cost of the Office Improvements, which cost shall be paid by Tenant; provided, however, that the parties shall promptly negotiate in good faith to resolve any dispute over the Change Request.  If Landlord is instructed in writing by Tenant to proceed with a Change Request prior to determination of the increased cost or increased construction time resulting from such Change Request and without approval of such increase by Tenant, the amount thereof shall be determined by Landlord upon completion of the Office Improvements, subject only to Landlord furnishing to Tenant appropriate back-up information from the General Contractor concerning the increased costs and increased construction time, if any.

6. Punch-list.  Within five (5) business days after substantial completion of the Tenant Improvements, Tenant shall conduct a walkthrough inspection of the Premises with Landlord and General Contractor and complete a punch-list of those minor corrections of construction or decoration details and minor mechanical adjustments that are required to cause any applicable portion of the Tenant Improvements to conform to the Final Plans and Specifications.  If Tenant fails to submit a punch-list to Landlord within such five (5) business day period, it shall be deemed that there are no Tenant Improvement items needing additional work or repair.  General Contractor shall complete all punch-list items within thirty (30) days after the walk-through inspection, or as soon as reasonably practicable thereafter.  Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord.  If Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant.

7. Parties’ Representatives.  Tenant shall designate in writing (which may include email for this purpose) an individual to act as Tenant’s representative with respect to all approvals, directions and authorizations pursuant to this Work Letter Agreement.  Landlord shall designate in writing (which may include email for this purpose) an individual to act as Landlord’s representative with respect to all approvals, directions and authorizations pursuant to this Work Letter Agreement.

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

    The undersigned parties agree that the Commencment Date under and as defined in the Lease Agreement dated December __, 2010, entered into between the parties is ___________, 2011.

LANDLORD:
Christensen Holdings, L.P., a California limited partnership
By: The Christensen Company, LLC, a
       California limited liability company,
       General Partner

      By: ___________________________
             Herman Christensen, Jr.

TENANT: Silicon Image, Inc., a Delaware corporation By: Its: